Exhibit 8(o)

SCHEDULE A TO ETF SERVICES AGREEMENT

List of Funds

BlackRock ETF Trust

BlackRock International Dividend ETF

BlackRock U.S. Carbon Transition Readiness ETF

BlackRock World ex U.S. Carbon Transition Readiness ETF

iShares Advantage Large Cap Income ETF

iShares A.I. Innovation and Tech Active ETF

iShares Enhanced Short-Term Bond Active ETF

iShares FinTech Active ETF

iShares Government Money Market ETF

iShares Health Innovation Active ETF

iShares International Country Rotation Active ETF

iShares Large Cap Core Active ETF

iShares Large Cap Growth Active ETF

iShares Large Cap Value Active ETF

iShares Long-Term U.S. Equity Active ETF

iShares Prime Money Market ETF

iShares Technology Opportunities Active ETF

iShares U.S. Equity Factor Rotation Active ETF

iShares U.S. Industry Rotation Active ETF

iShares U.S. Thematic Rotation Active ETF

BlackRock ETF Trust II

iShares AAA CLO Active ETF

iShares BBB-B CLO Active ETF

iShares Flexible Income Active ETF

iShares Floating Rate Loan Active ETF

iShares High Yield Active ETF

iShares High Yield Muni Active ETF

iShares High Yield Muni Income Active ETF

iShares Intermediate Muni Income Active ETF

iShares Large Cap Deep Buffer ETF

iShares Large Cap Moderate Buffer ETF

iShares Short-Term California Muni Active ETF

iShares Total Return Active ETF

As of January 22, 2025

A-1